UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FIDELITY NATIONAL INFORMATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Georgia	37-1490331
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

347 Riverside Avenue

Jacksonville, Florida 32202

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Floating Rate Senior Notes due 2028	New York Stock Exchange
3.450% Senior Notes due 2030	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-288198

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Fidelity National Information Services, Inc. (the “Company”) hereby incorporates by reference the description of its €500,000,000 Floating Rate Senior Notes due 2028 and €500,000,000 3.450% Senior Notes due 2030, to be registered hereunder, contained under the heading “Description of the Senior Notes” included in the Company’s Prospectus Supplement, dated as of March 5, 2026, as filed with the Securities and Exchange Commission (the “Commission”) on March 6, 2026 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities” in the accompanying prospectus that constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-288198), which became automatically effective upon filing with the Commission on June 20, 2025, as amended by Post-Effective Amendment No. 1 thereto, as it became effective upon filing with the Commission on February 26, 2026.

Item 2.	Exhibits

4.1

Indenture, dated as of March 10, 2026, between Fidelity National Information Services, Inc., certain other parties thereto and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed March 10, 2026)

4.2	First Supplemental Indenture, dated as of March 10, 2026 (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed March 10, 2026)

4.3	Second Supplemental Indenture, dated as of March 10, 2026 (incorporated by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K filed March 10, 2026)

4.4	Form of Senior Note (included as Exhibit A to Exhibit 4.2 above)

4.5	Form of Senior Note (included as Exhibit A to Exhibit 4.3 above)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Caroline Tsai
Name: Caroline Tsai
Title: Chief Legal & Corporate Affairs Officer and Corporate Secretary

Date: March 10, 2026